Exhibit 99.1

Remington Arms Company, Inc. Reports

FIRST QUARTER 2007 RESULTS

MADISON, N.C., April 30, 2007 – Remington Arms Company, Inc. today reported improved financial results for the first quarter 2007 compared to the same quarter of 2006. Net sales increased 6.0% to $102.3 million, as compared to net sales of $96.5 million for the quarter ended March 31, 2006. Adjusted EBITDA, calculated in accordance with the definition in Note 22 to the audited financial statements contained in the Company’s most recent Form 10-K, increased 228.3% to $15.1 million as compared to Adjusted EBITDA of $4.6 million at March 31, 2006. As of March 31, 2007, the outstanding balance under the Company’s existing revolving credit facility was $48.2 million.

Tommy Millner, the Company’s Chief Executive Officer, commented that “Our business continues to produce solid results, as we have completed our first quarter with increased revenue growth and improved Adjusted EBITDA compared to the first quarter of 2006. Our management team continues to be energized and motivated with our exciting start to 2007.”

First Quarter Conference Call

Remington Arms Company, Inc. will hold a conference call on Thursday, May 10, 2007 at 8:00 a.m. Eastern Daylight Time to discuss its results for the first quarter ended March 31, 2007.

Interested parties may participate by dialing 1-866-257-9956 (U.S. and Canada) or 1-706-645-9218 (outside U.S. and Canada).

A replay of the call will be available from 11:00 a.m. EDT on May 10, 2007 through midnight Thursday, May 17, 2007 by dialing 1-800-642-1687 (U.S. and Canada) or 1-706-645-9291 (outside U.S. and Canada), pass code for both replay numbers: 7686458

ADJUSTED EBITDA

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), the Company’s earnings release contains the non-GAAP financial measure “Adjusted EBITDA.” The Company primarily evaluates its performance based on Adjusted EBITDA. Adjusted EBITDA differs from the term “EBITDA” as it is commonly used, and is substantially similar to the measure “Consolidated EBITDA” that is used in the indenture for the Company’s 10½% Senior Notes due 2011. In addition to adjusting net income to exclude income taxes, interest expense, and depreciation and amortization, Adjusted EBITDA also adjusts net income by excluding items or expenses not typically excluded in the calculation of “EBITDA”, such as non-cash items, gain or loss on asset sales or write-offs, extraordinary, unusual or nonrecurring items, and certain “special payments” to Remington employees who hold options and deferred shares in respect of the common stock of the Company’s sole stockholder, RACI Holding, Inc. (“Holding”), consisting of amounts that are treated as compensation expense by Remington and are paid in connection with payments of dividends to holders of Holding common stock.

In managing the Company’s business, the Company utilizes Adjusted EBITDA to evaluate performance of the Company’s business segments and allocate resources to those business segments. The Company believes that Adjusted EBITDA provides useful supplemental information to investors and enables investors to analyze the results of operations in the same way as management.

Adjusted EBITDA is not a measure of performance defined in accordance with GAAP. However, management believes that Adjusted EBITDA is useful to investors in evaluating the Company’s performance because it is a commonly used financial analysis tool for measuring and comparing companies in the Company’s industry in areas of operating performance. Management believes that the disclosure of Adjusted EBITDA offers an additional view of the Company’s operations that, when coupled with the GAAP results and the reconciliation to GAAP net income, provides a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business.

Adjusted EBITDA should not be considered as an alternative to net income as an indicator of the Company’s performance or as an alternative to net cash provided by operating activities as a measure of liquidity. The primary material limitations associated with the use of Adjusted EBITDA as compared to GAAP net income is (i) it may not be comparable to similarly titled measures used by other companies in the Company’s industry, and (ii) it excludes financial information that some may consider important in evaluating the Company’s performance. The Company compensates for these limitations by providing disclosure of the differences between Adjusted EBITDA and GAAP net income, including providing a reconciliation of Adjusted EBITDA to GAAP net income, to enable investors to perform their own analysis of the Company’s operating results.

A complete reconciliation containing adjustments from GAAP Net Income to Adjusted EBITDA is included as the last page of this press release.

About Remington Arms Company, Inc.

Remington Arms Company, Inc., headquartered in Madison, N.C., designs, produces and sells sporting goods products for the hunting and shooting sports markets, as well as solutions to the military, government and law enforcement markets. Founded in 1816 in upstate New York, the Company is one of the nation’s oldest continuously operating manufacturers. Remington is the only U.S. manufacturer of both firearms and ammunition products and one of the largest domestic producers of shotguns and rifles. The Company distributes its products throughout the U.S. and in over 55 foreign countries. More information about the Company can be found at www.remington.com.

Remington Arms Company, Inc.
Consolidated Balance Sheets
(Dollars in Millions, Except Per Share Data)

	March 31, 2007	December 31, 2006	March 31, 2006
	Unaudited		Unaudited
ASSETS
Current Assets
Cash and Cash Equivalents	$0.3	$0.5	$0.4
Accounts Receivable Trade - net	103.9	92.8	132.4
Inventories - net	133.3	110.8	111.3
Supplies	7.5	7.7	7.7
Prepaid Expenses and Other Current Assets	13.3	13.0	23.6
Deferred Tax Assets	2.0	0.9	—

Total Current Assets	260.3	225.7	275.4

Property, Plant and Equipment - net	67.5	69.3	72.7
Goodwill and Intangibles - net	59.1	59.1	59.1
Debt Issuance Costs - net	5.3	5.7	6.7
Other Noncurrent Assets	11.0	11.5	9.7

Total Assets	$403.2	$371.3	$423.6

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current Liabilities
Accounts Payable	$32.3	$30.8	31.8
Book Overdraft	5.9	4.5	5.6
Short-Term Debt	2.9	3.1	4.0
Current Portion of Long-Term Debt	0.4	0.4	0.4
Current Portion of Product Liability	2.9	2.9	2.5
Current Portion of Income Taxes Payable	0.1	1.5	1.4
Deferred Tax Liabilities	—	—	0.7
Other Accrued Liabilities	49.7	52.3	39.7

Total Current Liabilities	94.2	95.5	86.1

Long-Term Debt, net of Current Portion	249.7	221.0	273.3
Retiree Benefits, net of Current Portion	45.1	45.2	60.3
Product Liability, net of Current Portion	8.0	7.6	8.1
Deferred Tax Liabilities	11.3	10.0	8.0
Other Long-Term Liabilities	3.8	2.2	2.0

Total Liabilities	412.1	381.5	437.8

Commitments and Contingencies

Stockholder’s Deficit
Class A Common Stock, par value $.01; 1,000 shares
authorized and outstanding at March 31, 2007,
December 31, 2006 and March 31, 2006, respectively	—	—	—
Paid in Capital	89.4	89.3	89.1
Accumulated Other Comprehensive Income (Loss)	(7.0)	(3.2)	0.6
Accumulated Deficit	(91.3)	(96.3)	(103.9)

Total Stockholder’s Deficit	(8.9)	(10.2)	(14.2)

Total Liabilities and Stockholder’s Deficit	$403.2	$371.3	$423.6

Consolidated Statements of Operations
(Dollars in Millions)

	Unaudited
	Year-to-Date March 31,
	2007	2006
Net Sales (1)	$102.3	$96.5

Cost of Goods Sold	71.3	78.2

Gross Profit	31.0	18.3

Selling, General and Administrative Expenses	18.7	17.3

Research and Development Expenses	1.5	1.6

Other Income	(0.8)	(0.6)

Operating Profit	11.6	—

Interest Expense	6.4	6.8

Income (Loss) from Operations before Income
Taxes and Equity in (Earnings) Losses from
Unconsolidated Joint Venture	5.2	(6.8)

Income Tax Expense	0.4	0.2

Equity in Losses from Unconsolidated Joint Venture	—	0.3

Net Income (Loss)	$4.8	$(7.3)

(1)  Sales are presented net of Federal Excise taxes of $7.2 and $7.7 for the year-to-date periods ended March 31, 2007 and 2006, respectively.

Remington Arms Company, Inc.
Consolidated Statements of Cash Flows
(Dollars in Millions)

	Unaudited
	Year-To-Date March 31,
	2007	2006
Operating Activities
Net Income (Loss)	$4.8	$(7.3)
Adjustments to reconcile Net Income (Loss) to Net Cash
used in Operating Activities:
Depreciation and Amortization	2.9	2.8
Equity in Losses from Unconsolidated Joint Venture	—	0.3
Pension Plan Contributions	(1.8)	(1.5)
Pension Plan Expense	2.3	3.0
Provision for Deferred Income Taxes, net	0.2	0.2
Other Non-cash Charges	0.2	0.1
Changes in Operating Assets and Liabilities:
Accounts Receivable Trade - net	(11.1)	(40.2)
Inventories	(22.5)	(12.0)
Prepaid Expenses and Other Current Assets	(0.4)	(3.9)
Other Noncurrent Assets	0.6	0.8
Accounts Payable	1.5	6.8
Income Taxes Payable	(0.1)	—
Other	(5.5)	4.1

Net Cash used in Operating Activities	(28.9)	(46.8)

Investing Activities
Purchase of Property, Plant and Equipment	(1.4)	(1.2)
Premiums paid for Company Owned Life Insurance	(0.1)	(0.2)
Cash Contribution to Unconsolidated Joint Venture	—	(0.2)

Net Cash used in Investing Activities	(1.5)	(1.6)

Financing Activities
Proceeds from Revolving Credit Facility	47.9	56.8
Payments on Revolving Credit Facility	(19.1)	(4.8)
Debt Issuance Costs for Revolving Credit Facility	—	(0.4)
Principal (Payments) Borrowings on Long-Term Debt	(0.1)	—
Capital Contribution Received from RACI Holding, Inc.	0.1	—
Change in Book Overdraft	1.4	(3.3)

Net Cash provided by Financing Activities	30.2	48.3

Change in Cash and Cash Equivalents	(0.2)	(0.1)
Cash and Cash Equivalents at Beginning of Period	0.5	0.5

Cash and Cash Equivalents at End of Period	$0.3	$0.4

Supplemental Cash Flow Information:
Cash Paid During the Year for:
Interest	$0.7	$0.9
Previously accrued Capital Expenditures	$0.6	$—
Noncash Investing and Financing Activities:
Financing of insurance policies	$2.9	$4.0
Debt Issuance Costs Capitalized	$—	$0.2
Conversion of Parent Company Stock Liability to Equity	$0.1	$—

Remington Arms Company, Inc.

Supplemental Information

(Dollars in Millions)

The following table illustrates the calculation of Adjusted EBITDA, by reconciling Net Income (Loss) to Adjusted EBITDA:

	Unaudited
	Year to Date March 31,
	2007	2006
Net Income (Loss)	$4.8	$(7.3)
Adjustments:
Depreciation Expense	2.5	2.4
Interest Expense (A)	6.4	6.8
Other Noncash Charges (B)	0.6	1.6
Non-Recurring Charges (C)	0.4	0.6
Equity in Losses From Unconsolidated
Joint Venture	—	0.3
Income Tax Expense	0.4	0.2

Adjusted EBITDA	$15.1	$4.6

(A)	Interest expense includes amortization expense of deferred financing costs of $0.4 for each of the year-to-date periods ended March 31, 2007 and 2006.
(B)

Other noncash items include $0.5 and $1.5 accrual for retirement benefits for the year-to-date periods ended March 31, 2007 and 2006, respectively. The year-to-date periods ended March 31, 2007 also includes $0.1 of other compensation expense associated with stock option expense recognized under SFAS 123R. The year-to-date periods ended March 31, 2006 also include $0.1 loss on disposal of assets.

(C)

Nonrecurring items for the year-to-date period ended March 31, 2007 include $0.3 in professional fees related to the Stock Purchase Agreement with American Heritage Arms, LLC and $0.1 in professional fees associated with the Haskins settlement agreement. The year-to-date period ended March 31, 2006 includes $0.5 associated with nonrecurring professional fees as well as $0.1 associated with an exclusive distribution agreement.